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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-
48239; 33-55814; 33-61441; 33-61445; 333-08721; 333-45307; 333-59841; 333-61163;
333-66891; 333-86863; and 333-86869) and on Form S-3 (File Nos. 333-00151; 333-
33298; and 333-34674) of Legg Mason, Inc. and Subsidiaries of our report dated May 4, 2000, except for Note 17, as to which the date is May 26, 2000 relating to the financial statements, which is included in this Annual Report on Form 10-K. We also consent to the incorporation therein by reference of our report dated May 4, 2000, except for Note 4, as to which the date is May 26, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
June 26, 2000